SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 7, 2000


                            Union Pacific Corporation
             (Exact Name of Registrant as Specified in its Charter)


      Utah                       1-6075                        13-2626465
  (State or Other              (Commission                 (I.R.S. Employer
   Jurisdiction of             File Number)              Identification No.)
    Incorporation)


         1416 Dodge Street, Omaha, Nebraska                     68179
       (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code: (402) 271-5777


                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.


     Counsel for Union Pacific Corporation ("UPC"), Union Pacific Railroad Company (the "Railroad") and certain officers and directors of UPC and the Railroad entered into a Memorandum of Understanding, dated as of June 28, 2000, with counsel for the plaintiffs in Robert Bassman, et al. v. Union Pacific Corp, et al. (the "Class Action") and counsel for the plaintiffs in Bryna Stepak v. Drew Lewis, et al. v. Union Pacific Corp., et al. (the "Derivative Action" and, together with the Class Action, the "Actions"), providing for the settlement of both Actions, subject to certain conditions.

         As previously disclosed, UPC and certain of its directors and officers (who are also directors of the Railroad) are defendants in the Class Action. The complaint in the Class Action alleges, among other things, that UPC violated the federal securities laws by failing to disclose material facts and making materially false and misleading statements concerning the service, congestion and safety problems encountered following UPC's acquisition of Southern Pacific Rail Corporation ("Southern Pacific") in 1996. The Class Action was filed in late 1997 in the United States District Court for the Northern District of Texas and seeks to recover unspecified amounts of damages. The Derivative Action was filed on behalf of UPC and the Railroad in September 1998 in the District Court for Tarrant County, Texas, naming as defendants the then-current and certain former directors of UPC and the Railroad and, as nominal defendants, UPC and the Railroad. The Derivative Action alleges, among other things, that the named directors breached their fiduciary duties to UPC and the Railroad by approving and implementing the Southern Pacific merger without informing themselves of its impact or ensuring that adequate controls were put in place and by causing UPC and the Railroad to make misrepresentations about the Railroad's service problems to the financial markets and regulatory authorities.

         The Memorandum of Understanding provides, among other things, that the Class Action will be settled for $34,025,000 in cash (the "Settlement Payment"). The total amount of the Settlement Payment is expected to be fully covered by UPC's insurance carriers. The fees and expenses of counsel for the plaintiffs in the Class Action will be paid out of the Settlement Payment.


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                                        3

         The Memorandum of Understanding also provides that, in settlement of the Derivative Action, UPC will adopt certain additional procedures which will reinforce its continuing effort to ensure both the effective implementation of its merger with Southern Pacific and its ongoing commitment to rail safety. In addition, in the event of any proposed merger or other transaction involving consolidation of UPC and a rail system of greater than 1,000 miles in length of road, UPC will commission a study, to be completed in advance of any formal application to a U.S., Canadian or Mexican federal regulatory board, to analyze prospective safety and congestion-related issues. As part of the terms of the Derivative Action settlement, counsel for the plaintiffs will receive such fees and expenses as may be awarded by the Court, up to an aggregate amount of $975,000. Such amount is also expected to be fully covered by UPC's insurance carriers.

         The settlement of each of the Actions is subject to, among other conditions, the negotiation and execution of definitive Stipulations of Settlement and such other documentation as may be required in connection with such settlement and the approval of each settlement by the respective courts in which each Action is pending.

         Notwithstanding the existence of the Memorandum of Understanding, there can be no assurances that a definitive settlement will be consummated with respect to either Action.

         UPC, the Railroad and the individual defendants named in the Actions entered into the Memorandum of Understanding solely for the purpose of avoiding the further expense, inconvenience, burden and uncertainty of the Actions, and their decision to do so should not be construed as an admission or concession or evidence of any liability or wrongdoing on the part of any party to either Action, which liability and wrongdoing have consistently been, and continue to be, denied.


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                                        4

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 7, 2000


                                            UNION PACIFIC CORPORATION

                                            By: /s/ Carl W. von Bernuth
                                            ---------------------------
                                            Carl W. von Bernuth
                                            Senior Vice President,
                                            General Counsel and
                                            Corporate Secretary